As filed with the Securities and Exchange Commission on June 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Delaware	Midstates Petroleum Company, Inc. *	45-3691816
(State or other jurisdiction of incorporation)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

4400 Post Oak Parkway, Suite 1900

Houston, Texas 77027

(713) 595-9400

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John P. Foley

Corporate Counsel

4400 Post Oak Parkway, Suite 1900

Houston, Texas 77027

(713) 595-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fees(2)(4)
Debt Securities(4)
Guarantees of Debt Securities(4)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(5)
Warrants
Total	N/A	N/A	$500,000,000	$68,200
(1)

This registration statement covers an indeterminate number or amount of debt securities, guarantees of debt securities, common stock, preferred stock, depositary shares and warrants as may from time to time be issued by the registrants, which together shall have an aggregate initial offering price not to exceed $500,000,000. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.  The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)			Calculated pursuant to Rule 457(o).
(3)

If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(4)

Midstates Petroleum Company LLC, a wholly-owned subsidiary, is our only subsidiary and may unconditionally guarantee or co-issue the debt securities.  Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or co-issuance.

(5)			Depositary shares will represent functional interests in the preferred stock registered hereby.

*ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Midstates Petroleum Company LLC	DE	26-3162434

Each Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2013

PROSPECTUS

$500,000,000

Midstates Petroleum Company, Inc.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities or Guarantees of Debt Securities of Midstates Petroleum Company, Inc. by:

Midstates Petroleum Company LLC

From time to time we may offer and sell up to $500,000,000 of:

•                  Debt securities, which may be senior or subordinated, and which may be guaranteed or co-issued by Midstates Petroleum Company LLC;

•                  Shares of common stock;

•                  Shares of preferred stock;

•                  Depositary shares; and

•                  Warrants.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “MPO.”

Our principal executive offices are located at 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, and our telephone number at that address is (713) 595-9400.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 9 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2013.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer or sale is not permitted. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the United States Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $500,000,000. This prospectus generally describes Midstates Petroleum Company, Inc. and the debt securities, common stock, preferred stock, depositary shares and warrants that we may offer. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

ABOUT MIDSTATES PETROLEUM COMPANY, INC.

We are an independent exploration and production company focused on the application of modern drilling and completion techniques to oil-prone resources. Our operations consist of activities in the Mississippian Lime trend in northwestern Oklahoma and southern Kansas and in the Anadarko Basin in Texas and Oklahoma, which we refer to as our “Mid-Continent” operating area, and in the Upper Gulf Coast Tertiary trend onshore in Louisiana, which we refer to as our “Gulf Coast” operating area. On May 31, 2013, we closed on our acquisition of producing properties as well as undeveloped acreage in the Anadarko Basin in Texas and Oklahoma (the “Panther Acquisition”).

Our principal executive offices are located at 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, and our telephone number at that address is (713) 595-9400. Our website address is http://www.midstatespetroleum.com. The information on our website is not part of this prospectus.

As used in this prospectus, “we,” “us,” “our” and “Midstates” mean Midstates Petroleum Company, Inc. and its subsidiary unless we state otherwise or the context otherwise requires, and “Midstates Sub” means Midstates Petroleum Company LLC.

THE SUBSIDIARY GUARANTORS

Midstates Sub may unconditionally guarantee the debt securities. Midstates Sub may alternatively co-issue the debt securities registered herein. As of the date hereof, Midstates Sub is our only subsidiary, through which we conduct our business.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

•                  our Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 21, 2013, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2013 Annual Meeting of Shareholders filed on April 16, 2013;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed on May 8, 2013;

•                  our Current Reports on Form 8-K filed on September 5, 2012 (as amended by our Current Report on Form 8-K/A filed on June 20, 2013), February 27, 2013, March 22, 2013, April 2, 2013, April 4, 2013, May 20, 2013, May 22, 2013, May 24, 2013 and June 3, 2013; and

•                  the description of our common units contained in our Form 8-A filed on April 17, 2012, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Midstates Petroleum Company, Inc.

Attention: Investor Relations

4400 Post Oak Parkway, Suite 1900

Houston, Texas 77027

Phone: (713) 595-9400

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at http://www.midstatespetroleum.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact included in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, are forward looking statements, including, without limitation, statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements may include statements about our:

•                  business strategy;

•                  estimated future net reserves and present value thereof;

•                  technology;

•                  cash flows and liquidity;

•                  financial strategy, budget, projections and operating results;

•                  oil and natural gas realized prices;

•                  timing and amount of future production of oil and natural gas;

•                  availability of drilling and production equipment;

•                  availability of oilfield labor;

•                  the amount, nature and timing of capital expenditures, including future development costs;

•                  availability and terms of capital;

•                  drilling of wells, including our identified drilling locations;

•                  successful results from our identified drilling locations;

•                  marketing of oil, natural gas liquids and natural gas;

•                  the closing and financing of the Panther Acquisition;

•                  the integration and benefits of the acquisition of certain interests in oil and gas interests (the “Eagle Property Acquisition”) from Eagle Energy Production, LLC (“Eagle Energy”) and the Panther Acquisition or the effects of the acquisitions on our cash position and levels of indebtedness;

•                  infrastructure for salt water disposal and electrical power;

•                  property acquisitions;

•                  costs of developing our properties and conducting other operations;

•                  general economic conditions;

•                  effectiveness of our risk management activities;

•                  environmental liabilities;

•                  counterparty credit risk;

•                  the outcome of pending and future litigation;

•                  governmental regulation and taxation of the oil and natural gas industry;

•                  developments in oil-producing and natural gas-producing countries;

•                  uncertainty regarding our future operating results; and

•                  plans, objectives, expectations and intentions contained in this prospectus that are not historical.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference herein are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclose important factors that could cause our actual results to differ materially from our expectations under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 (our “2012 Annual Report”), in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and in the other documents we incorporate by reference herein.

These factors include:

•                  variations in the market demand for, and prices of, oil, natural gas liquids and natural gas;

•                  uncertainties about our estimated quantities of oil, natural gas liquids and natural gas reserves;

•                  the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity under our revolving credit facility;

•                  access to capital and general economic and business conditions;

•                  uncertainties about our ability to replace reserves and economically develop our current reserves;

•                  risks in connection with acquisitions, including the Eagle Property Acquisition and the Panther Acquisition;

•                  risks related to the concentration of our operations onshore in central Louisiana, Texas, Oklahoma and Kansas;

•                  drilling results;

•                  the potential adoption of new governmental regulations; and

•                  our ability to satisfy future cash obligations and environmental costs.

These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas liquids and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil, natural gas liquids and natural gas that are ultimately recovered.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, any free writing prospectus and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our 2012 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

STATEMENT OF COMPUTATION OF RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference securities dividends for each of the periods indicated.

	Three Months Ended March 31,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	(2)	(3)	3.5x	(4)	(5)	(6)
Ratio of earnings to combined fixed charges and preference securities dividends (1)	(2)	(3)	3.5x	(4)	(5)	(6)

(1) For purposes of calculating the ratio of earnings to fixed charges, “fixed charges” represent interest expense (including amounts capitalized), amortization of debt issuance costs and the portion of rental expense representing the interest factor; “earnings” represent the aggregate of income from continuing operations (before adjustment for income taxes, extraordinary items, income or loss from equity investees and minority interest) plus fixed charges, amortization of capitalized interest and distributed income of equity investees, and less capitalized interest; and “preference securities dividends” represent the amount of pre-tax earnings that are required to pay the dividends on outstanding preference securities, which is computed as the amount of the dividend divided by (1 minus the effective income tax rate applicable to continuing operations).

(2) Earnings for the three months ended March 31, 2013 were inadequate to cover fixed charges and combined fixed charges and preference securities dividends.  The coverage deficiency was $20.0 million and $26.8 million, respectively.

(3) Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges and combined fixed charges and preference securities dividends.  The coverage deficiency was $3.4 million and $14.2 million, respectively.

(4) Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges and combined fixed charges and preference securities dividends.  The coverage deficiency was $17.3 million and $17.3 million, respectively.

(5) Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges and combined fixed charges and preference securities dividends.  The coverage deficiency was $12.6 million and $12.6 million, respectively.

(6) Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges and combined fixed charges and preference securities dividends.  The coverage deficiency was $6.4 million and $6.4 million, respectively.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantor of such Debt Securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of Midstates and our creditors, including holders of the Debt Securities, to participate in the assets of our subsidiary (other than the Subsidiary Guarantor of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, Midstates Sub (the “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series, or may be a co-issuer of that series, in each case as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)        the title of the Debt Securities;

(2)        whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)        whether the Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)        any limit on the aggregate principal amount of the Debt Securities;

(5)        each date on which the principal of the Debt Securities will be payable;

(6)        the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)        each place where payments on the Debt Securities will be payable;

(8)        any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)        any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)      the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)      whether the Debt Securities are defeasible;

(12)      any addition to or change in the Events of Default;

(13)      whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)      any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)      any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

As of June 20, 2013, our authorized capital stock was 350,000,000 shares. Those shares consisted of 50,000,000 shares of preferred stock, par value $0.01 per share, 325,000 of which were issued and outstanding, and 300,000,000 shares of common stock, par value $0.01 per share, of which 68,648,483 shares were outstanding.

The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of Midstates does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Our common stock is listed on the NYSE under the symbol “MPO.”

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

On October 1, 2012, in connection with the closing of the Eagle Property Acquisition, we issued 325,000 shares of Series A Mandatorily Convertible Preferred Stock (“Series A Preferred Stock”) to Eagle Energy. We filed with the Secretary of State of the State of Delaware a Certificate of Designations (the “Certificate of Designations”) to designate the Series A Preferred Stock. The following is a summary of the material terms of the Series A Preferred Stock as set forth in the Certificate of Designations.

The shares of Series A Preferred Stock have an initial liquidation value of $1,000 per share. The holders of the Series A Preferred Stock may not convert shares of Series A Preferred Stock held by them before October 1, 2013. After such time, the Series A Preferred Stock may be converted, in whole but not in part, at the option of the holders of a majority of the outstanding shares of Series A Preferred Stock, into a number of shares of our common stock calculated by dividing the then-current liquidation preference by the conversion price of $13.50 per share. In addition, the Series A Preferred Stock will be subject to mandatory conversion into shares of our common stock on September 30, 2015 at a conversion price based upon the volume-weighted average price of our common stock during the 15 trading days immediately prior to the mandatory conversion date, but in no instance will the conversion price be greater than $13.50 per share or less than $11.00 per share. Dividends on the Series A Preferred Stock will accrue at a rate of 8.0% per annum, payable semiannually, at our sole option, in cash or through an increase in the liquidation preference. The Series A Preferred Stock will also have the other rights and terms set forth on the Certificate of Designations, including voting rights that are similar to those belonging to holders of our common stock on an as-converted basis (except with respect to the election of directors and the approval of certain transactions where the holders of the Series A Preferred Stock would be entitled to consideration at least equal to the liquidation preference) until such time as holders of the Series A Preferred Stock are permitted to convert their shares into common stock and the market price of our common stock is above the conversion price then in effect for 15 consecutive trading days. In addition, the holders of the Series A Preferred Stock have the right, subject to the terms and conditions set forth in the Certificate of Designations, to elect one member of the board of directors, and to approve certain corporate actions, including the following:

•                  the creation or issuance of any class of capital stock senior to or on parity with the Series A Preferred Stock;

•                  the redemption, acquisition or purchase by us of any of our equity securities, other than a repurchase from an employee or director in connection with such person’s termination or as provided in the agreement pursuant to which such equity securities were issued;

•                  any change to our certificate of incorporation or bylaws that adversely affects the rights, preferences, privileges or voting rights of the holders of the Series A Preferred Stock;

•                  acquisitions or dispositions for which the amount of consideration exceeds 20% of our market capitalization in any single transaction or 40% of our market capitalization for any series of transactions during a calendar year;

•                  entering into certain transactions with affiliates, other than transactions that do not exceed, in the aggregate, $10 million in any calendar year;

•                  certain corporate transactions unless the holders of the Series A Preferred Stock would receive consideration consisting solely of cash and/or marketable securities with an aggregate fair market value equal to or greater than the then applicable liquidation preference on such shares of Series A Preferred Stock; and

•                  any increase or decrease in the size of our board of directors.

The Series A Preferred Stock is senior to our common stock with respect to dividend rights. The issuance of the Series A Preferred Stock to Eagle Energy was approved by our stockholders holding a majority of the outstanding shares of our common stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•                  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•                  on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We elected to “opt out” of the provisions of Section 203.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•                  permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•                  provide that the authorized number of directors may be changed only by resolution of the board of directors;

•                  at any time after the earlier of the date that (i) FR Midstates Interholding LP (“FRMI”) no longer owns more than 25% of our common stock or (ii) FRMI declares that a Trigger Date (as defined in our amended and restated certificate of incorporation and our amended and restated bylaws) has occurred:

•                        provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

•                        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding common stock);

•                        provide that our amended and restated bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our amended and restated bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock); and

•                        provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board or the board of directors (prior to such time, a special meeting may also be called at the request of stockholders holding 25% of the outstanding shares entitled to vote);

•                  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors;

•                  provide that we renounce any interest in the business opportunities of First Reserve Management, L.P. (“First Reserve”) and of our directors who are affiliated with First Reserve, other than directors employed by us, and that neither our directors affiliated with First Reserve, other than directors employed by us, nor First Reserve, have any obligation to offer us those opportunities;

•                  eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

•                  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•                  not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•                  for any breach of their duty of loyalty to us or our stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•                  for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “MPO.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement:

•                  through agents;

•                  through underwriters or dealers;

•                  directly to one or more purchasers, including existing shareholders; or

•                  any combination of the foregoing methods.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices or prices.

By Agents

Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiary in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Midstates Petroleum Company, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenues and direct operating expenses for the Panther Energy Company, LLC assets to be acquired by Midstates Petroleum Company, Inc. for the years ended September 30, 2012, 2011 and 2010, included in Midstates’ Form 8-K filed on May 20, 2013 incorporated by reference into this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Eagle Energy Company of Oklahoma, LLC as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years ended December 31, 2011, and 2010, and the period from December 11, 2009 (Inception) to December 31, 2009, appearing in Midstates Petroleum Company, Inc.’s Form 8-K dated September 5, 2012, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Certain estimates of our net crude oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

Certain estimates of the net crude oil and natural gas reserves and related information of the Panther Acquisition properties included or incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                          Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$68,200
FINRA filing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	$ *

*                 These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.                          Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL Law. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our certificate of incorporation.

We have also entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation or bylaws.

Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for indemnification.

Item 16.                          Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Midstates Petroleum Company, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits
1.1*	Form of Underwriting Agreement.

2.1

Master Reorganization Agreement, dated April 24, 2012, by and among the Company and certain of its affiliates, certain members of the Company’s management and certain affiliates of First Reserve Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

2.2

Purchase and Sale Agreement, dated as of April 3, 2013, by and among Midstates Petroleum Company LLC, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 4, 2013, and incorporated herein by reference).

3.1

Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

Exhibit Number	Exhibits
3.2	Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

3.3

Certificate of Designations of Series A Mandatorily Convertible Preferred Stock of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A on February 29, 2012, and incorporated herein by reference).

4.2

Indenture, dated October 1, 2012, by and among the Company, Midstates Petroleum Company LLC and Wells Fargo Bank, National Association, as trustee, governing the 10.75% senior notes due 2020 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.3

Registration Rights Agreement, dated October 1, 2012, by and among the Company, Midstates Petroleum Company LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein, relating to the 10.75% senior notes due 2020 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.4

Registration Rights Agreement, dated October 1, 2012, by and among the Company, Eagle Energy Production, LLC, FR Midstates Interholding, LP and certain other of the Company’s stockholders (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.5

Indenture, dated May 31, 2013, by and among the Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and the Well Fargo Bank, National Association, as trustee, governing the 9.25% senior notes due 2021 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 3, 2013, and incorporated herein by reference).

4.6

Registration Rights Agreement, dated May 31, 2013, by and among the Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein, relating to the 9.25% senior notes due 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 3, 2013, and incorporated herein by reference).

4.7**	Form of Indenture for Senior Debt Securities.

4.8**	Form of Indenture for Subordinated Debt Securities.

4.9**	Form of Senior Debt Securities (included in Exhibit 4.7).

4.10**	Form of Subordinated Debt Securities (included in Exhibit 4.8).

4.11*	Form of Deposit Agreement, including form of Depositary Receipt.

4.12*	Form of Debt Securities Warrant Agreement.

4.13*	Form of Common Stock Warrant Agreement.

4.14*	Form of Preferred Stock Warrant Agreement.

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preference Securities Dividends.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Grant Thornton LLP.

Exhibit Number	Exhibits
23.3**	Consent of Ernst & Young LLP.

23.4**	Consent of Netherland, Sewell & Associates, Inc.

23.5**	Consent of Cawley, Gillespie & Associates, Inc.

23.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*                 To be filed by amendment or as an exhibit to a current report on Form 8-K of Midstates Petroleum Company, Inc.

**          Filed herewith.

***  To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.                          Undertakings.

The undersigned registrants hereby undertake:

(a)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)         That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, maybe permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(a)         Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrants hereby undertake that, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)         Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)         Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(c)          The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(d)         Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Midstates Petroleum Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 20, 2013.

MIDSTATES PETROLEUM COMPANY, INC.

By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas L. Mitchell, John P. Foley and Eric J. Christ, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 20, 2013.

Signature	Title	Date

/s/ John A. Crum	Chairman, President and Chief Executive	June 20, 2013
John A. Crum	Officer (Principal Executive Officer)

/s/ Thomas L. Mitchell	Executive Vice President, Chief Financial	June 20, 2013
Thomas L. Mitchell	Officer and Director (Principal Financial
Officer)

/s/ Nelson M. Haight	Vice President and Controller (Principal	June 20, 2013
Nelson M. Haight	Accounting Officer)

/s/ Anastasia Deulina	Director	June 20, 2013
Anastasia Deulina

/s/ Loren M. Leiker	Director	June 20, 2013
Loren M. Leiker

Signature	Title	Date

/s/ Peter J. Hill	Director	June 20, 2013
Peter J. Hill

/s/ Stephen J. McDaniel	Director	June 20, 2013
Stephen J. McDaniel

/s/ John Mogford	Director	June 20, 2013
John Mogford

/s/ Mary P. Ricciardello	Director	June 20, 2013
Mary P. Ricciardello

/s/ Robert M. Tichio	Director	June 20, 2013
Robert M. Tichio

/s/ Thomas C. Knudson	Director	June 20, 2013
Thomas C. Knudson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Midstates Petroleum Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 20, 2013.

MIDSTATES PETROLEUM COMPANY LLC

By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Thomas L. Mitchell, John P. Foley and Eric J. Christ, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 20, 2013.

Signature	Title	Date

/s/ John A. Crum	Chairman, President and Chief Executive	June 20, 2013
John A. Crum	Officer (Principal Executive Officer)

/s/ Thomas L. Mitchell	Executive Vice President, Chief Financial	June 20, 2013
Thomas L. Mitchell	Officer and Director (Principal Financial Officer)

/s/ Nelson M. Haight	Vice President and Controller (Principal	June 20, 2013
Nelson M. Haight	Accounting Officer)

/s/ John P. Foley	Manager	June 20, 2013
John P. Foley

Index to Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Midstates Petroleum Company, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits
1.1*	Form of Underwriting Agreement.

2.1

Master Reorganization Agreement, dated April 24, 2012, by and among the Company and certain of its affiliates, certain members of the Company’s management and certain affiliates of First Reserve Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

2.2

Purchase and Sale Agreement, dated as of April 3, 2013, by and among Midstates Petroleum Company LLC, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 4, 2013, and incorporated herein by reference).

3.1

Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 25, 2012, and incorporated herein by reference).

3.3

Certificate of Designations of Series A Mandatorily Convertible Preferred Stock of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A on February 29, 2012, and incorporated herein by reference).

4.2

Indenture, dated October 1, 2012, by and among the Company, Midstates Petroleum Company LLC and Wells Fargo Bank, National Association, as trustee, governing the 10.75% senior notes due 2020 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.3

Registration Rights Agreement, dated October 1, 2012, by and among the Company, Midstates Petroleum Company LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein, relating to the 10.75% senior notes due 2020 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.4

Registration Rights Agreement, dated October 1, 2012, by and among the Company, Eagle Energy Production, LLC, FR Midstates Interholding, LP and certain other of the Company’s stockholders (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 2, 2012, and incorporated herein by reference).

4.5

Indenture, dated May 31, 2013, by and among the Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and the Well Fargo Bank, National Association, as trustee, governing the 9.25% senior notes due 2021 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 3, 2013, and incorporated herein by reference).

4.6

Registration Rights Agreement, dated May 31, 2013, by and among the Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein, relating to the 9.25% senior notes due 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 3, 2013, and incorporated herein by reference).

4.7**	Form of Indenture for Senior Debt Securities.

4.8**	Form of Indenture for Subordinated Debt Securities.

Exhibit Number	Exhibits
4.9**	Form of Senior Debt Securities (included in Exhibit 4.7).

4.10**	Form of Subordinated Debt Securities (included in Exhibit 4.8).

4.11*	Form of Deposit Agreement, including form of Depositary Receipt.

4.12*	Form of Debt Securities Warrant Agreement.

4.13*	Form of Common Stock Warrant Agreement.

4.14*	Form of Preferred Stock Warrant Agreement.

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preference Securities Dividends.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Grant Thornton LLP.

23.3**	Consent of Ernst & Young LLP.

23.4**	Consent of Netherland, Sewell & Associates, Inc.

23.5**	Consent of Cawley, Gillespie & Associates, Inc.

23.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*                 To be filed by amendment or as an exhibit to a current report on Form 8-K of Midstates Petroleum Company, Inc.

**          Filed herewith.

***   To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.